Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

I, David B. Turner, hereby certify as follows:

The Quarterly Report on Form 10-Q (“Report”) of CCF Holding Company (the “issuer”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated this 14th day of August, 2008.

/s/ David B. Turner
David B. Turner, President and Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the issuer and will be retained by the issuer and furnished to the Securities and Exchange Commission or its staff upon request.

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